Exhibit 99.1

Sequential Brands Group Announces First Quarter 2020 Results

NEW YORK, May 15, 2020 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq:SQBG) today announced financial results for the first quarter ended March 31, 2020.

“While the coronavirus pandemic has significantly impacted the U.S. economy and the apparel and accessories industry, we plan to weather the storm by remaining laser focused on managing cash in-flows, instituting further expense reductions, and negotiating short-term lender relief.  I believe that the steps we are taking, coupled with our diversified portfolio of brands and channels of distribution, will assist us in tackling these challenging times while we also explore opportunities that best position the Company for long-term success and maximize value,” said Sequential Brands Group CEO David Conn.

First Quarter 2020 Results from Continuing Operations:

Total revenue from continuing operations for the first quarter ended March 31, 2020 was $20.2 million, compared to $25.5 million in the prior year quarter. On a GAAP basis, loss from continuing operations for the first quarter 2020 was $(85.3) million or $(1.30) per diluted share compared to loss from continuing operations for the first quarter 2019 of $(4.8) million or $(0.07) per diluted share.  Included in the net loss from continuing operations for the first quarter 2020 were non-cash impairment charges of $85.6 million for indefinite-lived intangible assets related to the trademarks for the Jessica Simpson,  Gaiam,  Joe’s and Ellen Tracy brands reflecting the financial impacts of COVID-19.  Non-GAAP net loss from continuing operations for the first quarter 2020 was $(10.4) million, or $(0.16) per diluted share, compared to $(4.3) million, or $(0.07) per diluted share, in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.  Adjusted EBITDA from continuing operations (defined under “Non-GAAP Financial Measures” below) for the first quarter of 2020 was $9.8 million, compared to $11.3 million in the prior year quarter.

Impact of COVID-19:

The COVID-19 pandemic has resulted in state-government mandated store closures and social distancing measures throughout most of the U.S.  These actions have caused many retailers carrying the Company’s products to close in March, April and May, which has affected retailers, as well as Sequential’s licensees who sell to these retailers. As some (but not all) states relax restrictions, the Company is unsure when retailers will reopen, at what capacity, or if additional periods of store closures will be needed or mandated.  Accordingly, the COVID-19 pandemic has adversely affected Sequential’s near-term and long-term revenues, earnings, liquidity and cash flows. However, the situation is dynamic, and the Company is not currently able to predict the full impact of COVID-19 on its results of operations and cash flows. Sequential ended the first quarter with $13.3 million in cash, including restricted cash.

In response to COVID-19, the Company has taken several proactive actions to enhance liquidity including the following:

•

Increasing available cash on hand including utilizing revolver borrowings under the Third Amendment to the Third Amended and Restated First Lien Credit Agreement with Bank of America, N.A. as administrative and collateral agent (the “Amended BoA Credit Agreement”). The Company made net revolver borrowings of $14.1 million, excluding lender fees, under the Amended BoA Credit Agreement through May 15, 2020;

•	Implementing temporary salary reductions across the Company;
•	Decreasing operating expenses through marketing spend reductions and deferral of non-essential spending; and
•	Proactively partnering with our lender base to provide more flexibility.

Liquidity and Financing Update:

Sequential currently believes that cash from operations and our currently available cash (including available borrowings under our existing financing arrangements) will be sufficient to satisfy our anticipated working capital requirements for at least twelve months from today. However, Sequential is not currently able to predict the full impact of COVID-19 on our results of operations and cash flows. As of March 31, 2020, the Company was party to the Amended BoA Credit Agreement and the Fourth Amendment to the Third Amended and Restated Credit Agreement with Wilmington Trust, National Association as administrative agent and collateral agent (the “Amended Wilmington Credit Agreement”), referred to as its loan agreements (“Loan Agreements”). The Loan Agreements contain financial covenants and the Company is in compliance with its financial covenants included in its Loan Agreements as of March 31, 2020. However, as a result of the impacts of the COVID-19 pandemic, the Company is not currently forecasted to be able to comply, in the next twelve months, with certain of the financial covenants under the Amended Wilmington Credit Agreement. If the Company fails to comply with such financial covenants, an event of default under the Loan Agreements would be triggered and its obligations under the Loan Agreements may be accelerated. The Company’s management plans to work with the lenders under the Amended Wilmington Credit Agreement to amend such financial covenants in the Amended Wilmington Credit Agreement in response to the current economic environment.  However, there can be no assurance that such amendments would be agreed upon or approved by such lenders. The risk of non-compliance creates a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern.  The condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities that would be necessary if the Company was unable to realize its assets and settle its liabilities as a going concern in the normal course of operations.

Discontinued Operations:

On June 10, 2019, Sequential completed its previously announced sale of 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (“MSLO”), a Delaware corporation and a wholly-owned subsidiary of Sequential. The Company’s after-tax net loss from discontinued operations was $(1.3) million and $(120.6) million for the first quarter ended March 31, 2020 and 2019, respectively.

Investor Call and Webcast:

Management will provide further commentary today, May 15, 2020, on the Company’s financial results and financial update via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-9208 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com. A replay of the conference call is available on the Company’s website.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA from continuing operations, non-GAAP net loss from continuing operations and non-GAAP loss per diluted share from continuing operations. The Company defines Adjusted EBITDA from continuing operations as loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding benefit from income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps, and severance. Non-GAAP net loss and non-GAAP loss per diluted share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps, and benefit from income taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the active and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results or actual events could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, non-GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; (xv) risks related to the effects of the sale of the Martha Stewart brand; (xvi) uncertainties related to the timing, proposals or decisions arising from the Company’s strategic review, including the divestiture of one or more existing brands; (xvii) adverse effects on the Company and its licensees due to natural disasters, pandemic disease and other unexpected events; (xviii) uncertainties around the effects of the COVID-19 pandemic, including adverse effects on the Company's business, financial position, cash flows, ability to comply with its debt covenants and related uncertainty around the Company's ability to continue as a going concern; and (xix) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of the foregoing risks. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject. Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash
T: +1 512-757-2566
E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current Assets:
Cash	$11,293	$6,264
Restricted cash	2,047	2,043
Accounts receivable, net	36,286	39,452
Prepaid expenses and other current assets	7,739	4,228
Current assets from discontinued operations	348	6,839
Total current assets	57,713	58,826

Property and equipment, net	2,042	5,349
Intangible assets, net	499,158	599,967
Right-of-use assets - operating leases	49,600	50,320
Other assets	17,676	8,782
Total assets	$626,189	$723,244

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$15,678	$15,721
Current portion of long-term debt	14,500	12,750
Current portion of deferred revenue	7,032	6,977
Current portion of lease liabilities - operating leases	3,040	3,035
Current liabilities from discontinued operations	775	1,959
Total current liabilities	41,025	40,442

Long-term debt, net of current portion	438,894	433,250
Long-term deferred revenue, net of current portion	3,699	4,604
Deferred income taxes	12,860	14,351
Lease liabilities - operating leases	53,401	54,168
Other long-term liabilities	4,431	3,389
Total liabilities	554,310	550,204

Equity:
Preferred stock	-	-
Common stock	674	672
Additional paid-in capital	514,719	514,496
Accumulated other comprehensive loss	(4,817)	(4,096)
Accumulated deficit	(480,739)	(394,126)
Treasury stock	(3,260)	(3,230)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	26,577	113,716
Noncontrolling interests	45,302	59,324
Total equity	71,879	173,040
Total liabilities and equity	$626,189	$723,244

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Net revenue	$20,231	$25,524
Operating expenses	17,707	15,546
Impairment charges	85,590	-
(Loss) income from operations	(83,066)	9,978
Other expense (income)	2,879	(402)
Interest expense, net	12,443	13,853
Loss from continuing operations before income taxes	(98,388)	(3,473)
Benefit from income taxes	(1,083)	(241)
Loss from continuing operations	(97,305)	(3,232)
Net loss (income) attributable to noncontrolling interest from continuing operations	12,006	(1,539)
Loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	(85,299)	(4,771)
Loss from discontinued operations, net of income taxes	(1,314)	(120,574)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(86,613)	$(125,345)

Loss per share from continuing operations:
Basic and diluted	$(1.30)	$(0.07)

Loss per share from discontinued operations:
Basic and diluted	$(0.02)	$(1.88)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(1.32)	$(1.95)

Weighted-average common shares outstanding:
Basic and diluted	65,424,308	64,221,687

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Three Months Ended March 31,
	2020	2019
Continuing Operations:
Cash Used In Operating Activities	$(2,765)	$(901)
Cash Used In Investing Activities	(25)	(37)
Cash Provided By (Used In) Financing Activities	3,830	(8,338)

Discontinued Operations:
Cash Provided By Operating Activities	$3,993	$9,812
Cash Used In Investing Activities	-	(38)
Cash Provided By Financing Activities	-	325

Net Increase In Cash and Restricted Cash	5,033	823
Balance — Beginning of period	8,307	16,138
Balance — End of period	$13,340	$16,961

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP net loss to non-GAAP net loss from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(86,613)	$(125,345)
Discontinued operations, net of tax	(1,314)	(120,574)
Loss from continuing operations	(85,299)	(4,771)

Adjustments:
Deal advisory costs (a)	48	1,045
Debt refinancing costs (b)	50	2
Non-cash mark-to-market adjustments to equity securities (c)	(84)	(328)
Non-cash impairment of trademarks, net (d)	73,136	-
Non-cash mark-to-market adjustments on interest rate swaps (e)	2,882	-
Benefit from income taxes (f)	(1,083)	(241)
Total non-GAAP adjustments	74,949	478
Non-GAAP net loss from continuing operations (1)	$(10,350)	$(4,293)
Non-GAAP weighted-average diluted shares (g)	65,736	64,714

	(Unaudited)
	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS from continuing operations:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1.32)	$(1.93)
GAAP loss per share from discontinued operations	(0.02)	(1.86)
GAAP loss per share from continuing operations	$(1.30)	$(0.07)

Adjustments:
Deal advisory costs (a)	0.00	0.02
Debt refinancing costs (b)	0.00	0.00
Non-cash mark-to-market adjustments to equity securities (c)	(0.00)	(0.01)
Non-cash impairment of trademarks, net (d)	1.11	-
Non-cash mark-to-market adjustments on interest rate swaps (e)	0.05	-
Benefit from income taxes (f)	(0.02)	(0.01)
Total non-GAAP adjustments	1.14	0.00
Non-GAAP loss per diluted share from continuing operations (1)	$(0.16)	$(0.07)

	(Unaudited)
	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP net loss to Adjusted EBITDA from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(86,613)	$(125,345)
Discontinued operations, net of tax	(1,314)	(120,574)
Loss from continuing operations	(85,299)	(4,771)

Adjustments:
Benefit from income taxes (f)	(1,083)	(241)
Interest expense, net	12,443	13,853
Non-cash compensation	232	659
Depreciation and amortization	7,281	896
Deal advisory costs (a)	48	1,045
Debt refinancing costs (b)	50	2
Non-cash mark-to-market adjustments to equity securities (c)	(84)	(328)
Non-cash impairment of trademarks, net (d)	73,136	-
Non-cash mark-to-market adjustments on interest rate swaps (e)	2,882	-
Severance (h)	188	161
Total Adjustments	95,093	16,047
Adjusted EBITDA from continuing operations (2)	$9,794	$11,276

(1)

Non-GAAP net loss from continuing operations and non-GAAP loss per diluted share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments on equity securities, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps and benefit from income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations. Management believes that these non-GAAP measures are useful measures of ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business.

(2)

Adjusted EBITDA from continuing operations is defined as net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding benefit from income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments on equity securities, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps and severance. Management uses Adjusted EBITDA from continuing operations as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.
(b)	Represents expenses for professional fees associated with the Company's refinancing and amending its debt facilities.
(c)	Represents the non-cash mark-to-market adjustments to equity securities.
(d)	Represents non-cash impairment charges, net of minority interest, related to the Company's indefinite-lived intangible assets for certain brands.
(e)	Represents the non-cash mark-to-market adjustment on interest rate swaps.
(f)

Adjustment to remove GAAP benefit from income taxes.  The Company does not expect to make material cash income tax payments related to continuing operations in 2020 or 2019 because the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.

(g)	Represents weighted-average diluted shares the Company reported or would have reported if the Company had GAAP net income in 2020 and 2019.
(h)	Represents costs and adjustments to previously recorded costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.